Exhibit 99.1

ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES Q4 2012
MONTHLY DIVIDEND RATE OF $0.09 PER SHARE

VERO BEACH, FL – Sept. 14, 2012 -- ARMOUR Residential REIT, Inc. (NYSE: ARR) (NYSE MKT LLC: ARR.WS) (“ARMOUR” or the “Company”) today announced a Q4 2012 monthly cash dividend rate for the Company’s Common Stock of $0.09 per share.

Q4 2012 Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
October 2012	$0.09	October 15, 2012	October 30, 2012

November 2012	$0.09	November 15, 2012	November 29, 2012

December 2012	$0.09	December 14, 2012	December 28, 2012

ARMOUR Residential REIT, Inc.
ARMOUR is a Maryland corporation that invests primarily in hybrid adjustable rate, adjustable rate and fixed rate residential mortgage-backed securities (“RMBS”) issued or guaranteed by U.S. Government-chartered entities. ARMOUR is externally managed and advised by ARMOUR Residential Management LLC (“ARRM”). ARMOUR Residential REIT, Inc. has elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with ARMOUR's taxable year ended December 31, 2009.

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

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ARR Announces Q4 2012 Monthly Dividend

Sept. 14, 2012

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:

Jeffrey Zimmer
Co-Chief Executive Officer, President and Co-Vice Chairman
ARMOUR Residential REIT, Inc.
(772) 617-4340

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